                       THE PRG-SCHULTZ INTERNATIONAL, INC.
                              STOCK INCENTIVE PLAN



SECTION 1. PURPOSE.

         The purpose of The PRG-Schultz International, Inc. Stock Incentive Plan (the "Plan") is to enable PRG-Schultz International, Inc. (the "Company") to attract, retain and reward directors, officers and other employees of, and consultants and advisors to, the Company, and any Subsidiaries, Parent or Affiliates thereof, and strengthen the mutuality of interests between such persons and the Company's shareholders, by offering such persons performance based stock incentives and/or other equity interests or equity-based incentives in the Company.

SECTION 2. DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any corporation, partnership or other entity controlled by, or under common control with, the Company. For these purposes, control shall consist of the ownership, either directly or indirectly, of more than 50% of the ownership interests of an entity.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Committee" means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan may be exercised by the Board, as set forth in Section 3 hereof.

         (e) "Company" means PRG-Schultz International, Inc., a corporation organized under the laws of the State of Georgia, or any successor corporation.

         (f) "Fair Market Value" means, for purposes of determining the exercise price for a Stock Option or SAR granted hereunder, as of any given date:

                  (i) if the Stock is listed on an established stock exchange or exchanges, or traded on the Nasdaq National Market System ("Nasdaq/NMS") the closing price of the Stock as listed thereon on the applicable day, or if no sale of Stock has been made on any exchange on that date, on the next preceding day on which there was a sale of Stock;

                  (ii) if the Stock is not listed on an established stock exchange or Nasdaq/NMS but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.;

                  (iii) if the Stock is not listed on any exchange or traded over-the-counter, the value as determined in good faith by the Committee;

         (g) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (h) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (i) "Optionee" means any person holding an Option in accordance with the terms of this Plan.

         (j) "Parent" means any corporation (other than the Company) and any successor corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (k) "Plan" is defined in Section 1 hereof and includes the Plan as hereinafter amended from time to time.

         (l) "Plan Participant" means any person granted an Option SAR or Stock Award pursuant to the Plan.

         (m) "SAR" means a stock appreciation right which entitles a Plan Participant to receive, in cash or Stock (as determined in accordance with Section 6(g)) value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise, over (b) an exercise price established by the Committee.

         (n)      "Stock" means the common stock of the Company.

         (o) "Stock Award" means a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

         (p) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to the Plan.

         (q) "Subsidiary" means any corporation (other than the Company) and any successor corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3. ADMINISTRATION.

         (a) By Committee. The Plan shall be administered by a Committee of not less than two Directors who are not employees of the Company, who shall be members of the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

         (b) Authority of Committee The Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, SARs and Stock Awards to directors, officers and other key employees, consultants and advisors eligible to be Plan Participants under Section 5 hereof. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority:

                  (i) to select the directors, officers and other key employees of, and consultants and advisors to, the Company and any Subsidiaries, Parent and Affiliate to whom Stock Options, SARs and other Stock Awards may from time to time be granted hereunder;

                  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARS and other Stock Awards or any combination thereof are to be granted hereunder to one or more eligible persons;

                  (iii) to determine the number of shares subject to each such Option, SAR and other Stock Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, SAR or other Stock Award granted hereunder including, but not limited to, the exercise price, or any vesting, acceleration, or forfeiture restrictions regarding any Option, SAR or other Stock Award and/or the shares of Stock relating thereto, or any other restrictions and to waive any such terms or conditions in each case on such factors as the Committee shall determine, in its sole discretion; and

                  (v) to determine whether and under what circumstances cash payments shall be made upon the termination of a Stock Option, SAR or other Stock Award, and whether and under what circumstances Stock acquired pursuant to the exercise of a Stock Option or SAR or pursuant to the grant of a Stock Award shall be repurchased by the Company.

         (c) Committee Decisions Final and Binding. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan Participants.

         (d) Indemnification. In addition to such other rights of indemnification that they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties.

SECTION 4. STOCK SUBJECT TO PLAN.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 10,875,000 shares (including shares subject to previous grants under the Company's 1996 Stock Option Plan), subject to adjustment as set forth herein, increased from time to time by action of the Board of Directors and the Stockholders of the Company. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any outstanding Option, SAR or other Stock Award under the Plan expires or is terminated, the shares allocated to the unexercised portion of such Option, SAR or other Stock Award shall again be available for future Stock Option grants.

         Notwithstanding the foregoing,

                  (i) The maximum number of shares that may be covered by awards granted to any one individual pursuant to
                           Section 6 (relating to Options and SARs) shall be 500,000 shares during any consecutive 12 month period.

                  (ii) On or before March 12, 2002, the maximum number of shares that may be covered by Stock Awards granted to any one individual pursuant to Section 7 shall be 500,000 shares during any consecutive 12 month period. After March 12, 2002, the maximum number of shares that may be covered by Stock Awards granted to any one individual pursuant to Section 7 shall be 300,000 shares during any consecutive 12 month period. The maximum number of shares covered by Stock Awards that may be granted after March

                           12, 2002 pursuant to Section 7 shall be, in the aggregate, 300,000 shares.

         In the event of any transaction described in Section 8(d) hereof, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the individual maximums set forth above, in the number and option price of shares subject to outstanding Options and SARs and in the number of shares subject to outstanding Stock Awards such that each Plan Participant will continue to hold the same economic equivalent he had immediately prior to such transaction and such that all maximums will be increased or decreased in accordance with such transaction, provided that the number of shares subject to any such award shall always be a whole number.

SECTION 5. ELIGIBILITY.

         Directors, officers and key employees of, and consultants and advisors to, the Company and any Subsidiaries, Parent and Affiliate thereof who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or any Subsidiaries, Parent and Affiliate thereof are eligible to be Plan Participants and to receive awards under the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS AND SARS.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options, and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any eligible person Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that no person who is not an employee of the Company, its Parent or its Subsidiaries shall be eligible to be granted Incentive Stock Options.

         Options and SARs granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) Option Designation. Each Option granted under the Plan shall be clearly identified at the time of grant as an Incentive Stock Option or a Non-Qualified Stock Option. An Incentive Stock Option may not be granted in tandem stock option arrangements under the Plan (i.e., where an Incentive Stock Option is issued together with a Non-Qualified Stock Option and the exercise of either type of Option affects the right to exercise the other type of Option).

         (b) Written Agreement. Each Option and SAR granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. All such agreements shall comply with and be subject to the terms of the Plan.

         (c) Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the greater of 100% of the Fair Market Value or the par value of a share of Stock as of the Pricing Date, as defined below. However, if the Plan Participant owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary or Parent, the Exercise Price of an Incentive Stock Option granted to such Plan Participant shall not be less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding award, the Pricing Date is the date of grant of such outstanding award.

         (d) Term. The term of each Stock Option and SAR shall be fixed by the Committee, but no Stock Option granted on or before March 12, 2002 shall be exercised more than ten years (or, in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent, more than five years) after the date the Option is granted. Stock Options and SARs granted after March 12, 2002 shall not be exercised more than seven years after the date the Option is granted.

         (e) Exercisability. Stock Options and SARs shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option or SAR is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (f) Method of Exercise. Subject to whatever installment exercise provisions apply pursuant to Section 6(e) hereof, Options and SARs may be exercised in whole or in part at any time during the term thereof, by giving written notice of exercise to the Company specifying the number of shares to be purchased or the amount of the SAR to be exercised.

         Such notice shall be accompanied by payment in full of the purchase price in the case of an Option, either by cash, check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock already owned by the Optionee based, in each case, on the fair market value of the Stock on the date the Option is exercised, as determined for this purpose by the Committee in its sole discretion; provided, however, that in no event shall payment in full or in part for the exercise of an Option be made with any Stock which, as of the date of exercise of the Option, has been owned by the Optionee less than six (6) months. If the Committee permits such payment in the form of Stock, the certificate or certificates representing the shares of

Stock to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Stock will not be accepted in payment of the purchase price of shares acquired upon exercise of the Option.

         No shares of Stock shall be issued until full payment therefor has been made.

         (g) Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies and may waive any such conditions, restrictions and contingencies, at or after grant, or otherwise accelerate the vesting of any Option or SAR, at any time, in its discretion with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 7. STOCK AWARDS.

         Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. If the right to become vested in a Stock Award granted under this Section 7 is conditioned on the completion of a specified period of service with the Company or any Subsidiary or Parent without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

SECTION 8. MISCELLANEOUS.

         (a) Non-Transferability of Options, SARs and Stock Awards. No Option, SAR or Stock Award shall be transferable by a Plan Participant otherwise than by will or by the laws of descent and distribution, and all Options and SARs shall be exercisable, during the Plan Participant's lifetime, only by the Plan Participant.

         (b) Investment Representations. The Company may require any grantee, as a condition of exercising an Option or SAR, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Stock subject to the Option or SAR for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         (c) Compliance with Securities Laws. Each Option and SAR shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the shares subject to such Option and SAR upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option or SAR may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

         (d) Recapitalization. If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by the stockholders of the Company, the number and kind of shares of Stock subject to outstanding Options, SARs or Stock Awards and available under the Plan and price per share of Stock for any outstanding Options and SARs shall be proportionately adjusted; provided, however, that no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARs and Stock Awards.

         (e) Reorganization. If, while unexercised Options and/or SARs remain outstanding under the Plan, the Company proposes to merge or consolidate with another corporation, whether or not the Company is to be the surviving corporation, or if the Company proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding shares of Stock of the Company are to be sold, then the Committee may, in its sole discretion, either (i) make appropriate provision for the protection of any such outstanding Options and SARs by the substitution on an equitable basis of appropriate stock of the surviving corporation or its parent in the merger or consolidation, or other reorganized corporation that will be issuable in respect to the shares of Stock of the Company subject to such Options and SARs, provided that, with respect to Incentive Stock Options, such provision shall satisfy the requirement that no additional benefits shall be conferred upon Optionees as a result of such substitution within the meaning of
Section 424(a) of the Code, and that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Plan Participants, provide that all unexercised Options and SARs must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Committee may, in its discretion, accelerate the date on which outstanding Options and SARs become exercisable. In no event, however, shall the Committee be obligated to take any action as a result of any transaction described in this Section 8(e), it being acknowledged that it is in the Committee's sole discretion to determine if, and to what extent, the action authorized by this Section 8(e) shall be taken.

         (f) Rights as a Shareholder. A Plan Participant shall have no rights as a shareholder with respect to any shares subject to an Option or SAR until the date of issue of a stock certificate to him or her for such shares and only after such shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         (g) Annual Limitation For Incentive Stock Options. To the extent that the Fair Market Value (determined as of the date of grant of an Option) of shares of Stock with respect to which an Incentive Stock Option first becomes exercisable by an Optionee during any calendar year exceeds $100,000, such excess portion of the Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

SECTION 9. NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any agreement pursuant to which an Option, SAR or Stock Award is granted under the Plan shall confer upon any Plan Participant any right with respect to the continuation of his employment or other engagement by the Company or any Subsidiary, Parent or Affiliate or interfere in any way with the ability of the Company or any Subsidiary, Parent or Affiliate at any time to terminate such employment or other engagement or to increase or decrease the compensation of the Plan Participant from the rate in existence at the time of the grant of an award.

SECTION 10. OTHER EMPLOYEE BENEFITS.

         The amount of any compensation deemed to be received by an Plan Participant as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute "earnings" with respect to which any other benefits of such Plan Participant are determined, including, without limitation, benefits under any pension, profit sharing, life insurance, or salary continuation plan.

SECTION 11. WITHHOLDING.

         The Company's obligation to deliver shares upon the exercise of any Option or SAR granted under the Plan or to make any payments required by any option agreement shall be subject to the grantee's satisfaction of any applicable federal, state, and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company.

SECTION 12. GOVERNING LAW.

         The Plan, all awards granted under the Plan and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

SECTION 13. AMENDMENT OF THE PLAN.

         The Board may at any time and from time to time amend, suspend, alter, or discontinue the Plan in any respect, except that the Board may not, without the approval of the Company's shareholders:

         (a) except as expressly provided in Section 8(d) hereof, alter the total number of shares reserved for issuance pursuant to the Plan;

         (b) change the price at which Options and SARs may be granted pursuant to Section 6(c) hereof;

         (c) change the persons or class of persons eligible to participate in the Plan;

         (d) extend the maximum Option period under Section 6(d) hereof or the term of the Plan described in Section 14(b) hereof; or

         (e)      materially increase the benefits accruing to Plan
Participants.

         The Committee may amend the terms of any award, prospectively or retroactively, but, subject to Section 3 hereof, no such amendment shall impair the rights of any holder without the holder's consent.

SECTION 14. EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) Effective Date. The Plan shall become effective when approved by the Company's shareholders.

         (b) Termination. Unless the Plan is sooner terminated in accordance with the terms herein, no further grants of awards may be made under the Plan after the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the shareholders and (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Stock Awards or the exercise of Options or SARs. Notwithstanding the foregoing, Options granted prior to the date specified in (i) above may extend beyond that date.